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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 30, 2001 included in this Form 8-K/A, into the Company's previously filed Registration Statement on Form S-3 (File no. 333-73026).






Arthur Andersen LLP



Chicago, Illinois
December 5, 2001